As filed with the Securities and Exchange Commission on September 27, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. ___)

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

     NICHOLAS MONEY MARKET FUND, INC.

 --------------------------------------------------------------------------------

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

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[ ]	Fee paid previously with preliminary materials:

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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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NICHOLAS MONEY MARKET FUND, INC.

IMPORTANT NOTICE TO STOCKHOLDERS

     We are requesting that you take action regarding your investment in the Nicholas Money Market Fund, Inc. (the “Fund”). At this time, we provide you an option to (i) redeem your shares in the Fund for cash or (ii) exchange your shares in the Fund for shares in another mutual fund. Please carefully review the prospectus of such fund prior to exchanging your shares. We recommend you consult with your financial adviser regarding the appropriateness of any other mutual fund offerings. At any time prior to the Liquidation Date (as defined below), you may redeem your shares in the Fund for cash or exchange your Fund shares for shares in another mutual fund.

     The Fund’s Board of Directors (the “Board”) has determined that a complete liquidation and dissolution of the Fund is in the best interests of the Fund and its shareholders and has adopted a Plan of Liquidation and Dissolution (the “Plan”).

The liquidation of the Fund will occur on or about October 12, 2016 (the “Liquidation Date”). We also want you to be aware that in connection with the liquidation, it may be necessary for the Fund to depart from its stated investment objective in order to meet shareholder redemption requests.

     On the Liquidation Date, we will redeem all of the shares that remain in your account in accordance with the Plan. Shares held in any type of account, regardless if such account is taxable or tax deferred and regardless of the aggregate value of the shares held in such account, will be redeemed for cash and the proceeds sent to the address of record.

     Under no circumstances will your shares in the Fund be involuntarily exchanged by us for the shares of another mutual fund. Therefore, if you do not want to receive cash in exchange for your shares in the Fund upon the completion of the liquidation of the Fund, we strongly encourage you take the necessary steps to exchange such shares for shares in another mutual fund prior to the Liquidation Date. In addition, if you hold your shares in an individual retirement account (“IRA”), Roth IRA, SEP, SARSEP, Coverdell Education Savings Account, custodial accounts, or certain other retirement plan accounts (such accounts, collectively, the “Qualified Accounts”) and would like to preserve such tax treatment, then you should also consult your tax advisor and complete one of the following actions prior to the Liquidation Date:

  instruct us to redeem the shares and transfer the proceeds to a qualified account with a different custodian or trustee;

  instruct us to transfer the shares to a qualified account in another mutual fund; or

  roll over the distribution within 60 days of the date of the distribution to another qualified account.

     Whether you redeem your shares now or allow your shares to be redeemed on the Liquidation Date, the liquidating transaction may be a taxable event to you and you may realize a gain or loss depending on your adjusted tax basis. If you hold shares in a Qualified Account, your liquidation will be subject to all state and federal tax withholding.

     The specific details of the Plan are described in detail in the enclosed Information Statement. We encourage your prompt consideration of these materials and action regarding the direction of your investment.

     If you have any questions regarding the enclosed materials, please contact us at 1-800-544-6547. We will be happy to answer any questions you may have.

2

NICHOLAS MONEY MARKET FUND, INC.
700 North Water Street
Milwaukee, Wisconsin 53202

September 26, 2016

Dear Fellow Stockholder:

     This Information Statement is to inform you that a special meeting of stockholders of Nicholas Money Market Fund, Inc., a Maryland corporation (the “Fund”), will be held on October 10, 2016 at Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, at 10:00 a.m. Central time (the “Special Meeting”).

     The purpose of the meeting is the consideration and adoption of a Plan of Liquidation and Dissolution (the “Plan”) for the Fund. Approval of the Plan requires the affirmative vote of at least two-thirds (2/3) of the outstanding shares of the Fund entitled to vote on the matter. The Fund’s stockholders holding the requisite amount of outstanding shares have advised us that they intend to cast the votes of all of their outstanding shares for the Plan. Therefore, approval of the Plan is assured.

     Please note that no proxies will be solicited by the Board of Directors in connection with the meeting. The purpose of this Information Statement is to give you important information regarding the Plan and its implementation. We urge you to read the Information Statement carefully.

Very truly yours,

Lawrence J. Pavelec
Secretary

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NICHOLAS MONEY MARKET FUND, INC.
700 North Water Street, Milwaukee, Wisconsin 53202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Please take notice that a special meeting of stockholders of Nicholas Money Market Fund, Inc. a Maryland corporation (the “Fund”), will be held on October 10, 2016 at Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, at 10:00 a.m. Central time (the "Special Meeting"), for the following purposes:

1.	To adopt a Plan of Liquidation and Dissolution of the Fund; and
2.	To conduct business properly raised before the meeting and any adjournment or postponement of the meeting.

     Only stockholders of record as of the close of business on September 26, 2016 may vote at the special meeting or any adjournments or postponements of the special meeting.

     Persons will be admitted to the meeting upon verification of their shareholdings in the Fund. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on September 26, 2016, the record date for voting.

By order of the Board of Directors of Nicholas Money Market Fund, Inc.

August 1, 2016

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

----------------
INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

NICHOLAS MONEY MARKET FUND, INC.,

a Maryland Corporation

700 North Water Street
Milwaukee, Wisconsin 53202
(800) 544-6547
----------------
INTRODUCTION

     This Information Statement is being furnished in connection with a special meeting of the stockholders of Nicholas Money Market Fund, Inc., a Maryland corporation (the “Fund,” “we” or “us”), to be held at the office of Nicholas Company, Inc. (“NCI”) at 700 North Water Street, Milwaukee, Wisconsin 53202, on October 10, 2016, to the holders of record as of the close of business on September 26, 2016 (the “Record Date”) of shares of beneficial interest in the Fund. This Information Statement and the notice of meeting are first being mailed to stockholders on September 29, 2016.

     The purpose of the special meeting is to consider a Plan of Liquidation and Dissolution (the “Plan”) previously adopted by the Fund’s Board of Directors (the “Board”) following a determination that a complete liquidation and dissolution of the Fund is in the best interests of the Fund and its stockholders. The Board determined, after considering various options concerning the Fund’s future that liquidating the Fund was in the best interest of the Fund’s shareholders. In reaching this decision, we considered, among other things, that: (i) the Fund is relatively small, and because of its size and the current interest rate environment, has been unable to assume all of its expenses and NCI, as the Fund's adviser, has absorbed a significant portion of the Fund’s expenses since 2009; (ii) despite NCI’s financial accommodation, the amount of assets in the Fund has not attained a level to enable NCI to recover its costs related to management of the Fund, the ongoing financial burden to NCI and its shareholders is unsustainable and we do not foresee interest rates rising to a level that would enable the Fund to grow to a viable size; and (iii) after extensive evaluation, we believe additional regulatory measures which would require the exclusion of certain types of accounts and the possible imposition of redemption gates or liquidity fees would be a concern for Fund shareholders. Accordingly, the Board determined that continued operation of the Fund was not economically feasible or in the best interests of the Fund or its stockholders and adopted the Plan.

     Albert and Nancy Nicholas Living Trust, Nicholas Company, Inc., Nicholas Company, Inc. Employees Profit-Sharing Plan and Trust, Susan Nicholas Fasciano, Lynn S. Nicholas, Nicholas Family Trust – Susan Nicholas Fasciano and Nicholas Family Trust – David O. Nicholas (collectively, the “Requisite Stockholders”) have the power to vote at least two-thirds (2/3) of the outstanding shares of the Fund, which consists of 51,679,934.32 shares of beneficial interest in the Fund, or 68.05% of the outstanding shares as of the Record Date. The Requisite Stockholders have informed us that they intend to cast the votes of all of their outstanding shares for the Plan. Such a vote would constitute the approval of two-thirds (2/3) of the Fund’s outstanding shares of beneficial interest and is sufficient under the Articles of Incorporation (“Articles”) and the Bylaws (the “Bylaws”) for the Fund to liquidate and dissolve the Fund. Accordingly, your vote is not being solicited in connection with the liquidation and dissolution of the Fund.

     The effective date of the Plan (“Effective Date”) will be at least ten (10) days after this Information Statement is first sent to stockholders and immediately upon receipt of approval of stockholders at the special meeting, which Effective Date will be on October 10, 2016. On the Effective Date, or as soon as is reasonable and practicable after the Effective Date, the Fund's investment adviser may engage in such transactions as may be necessary or appropriate to effect the complete liquidation of the Fund (such date, the “Liquidation Date”).

At this time, we know of no other business to be brought before the special meeting.

     This Information Statement is being furnished to provide you with certain information concerning the liquidation and dissolution of the Fund in accordance with the requirements of the Investment Company Act of

1940, as amended (the “1940 Act”), and the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the regulations promulgated thereunder, including Regulation 14C.

       We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

     As of the close of business on the Record Date, 75,943,450.72 shares of beneficial interest in the Fund were issued and outstanding.

VOTING REQUIREMENTS

Record Date and Outstanding Shares

     Only those stockholders owning shares as of the close of business on September 26, 2016, the Record Date, may vote at the meeting or any adjournments or postponements of the meeting. Shares of the Fund will vote as a single class as to the Plan. On the Record Date, 75,943,450.72 shares of common stock of the Fund were outstanding and the Fund had no other class of equity securities outstanding.

Quorum and Required Vote

     In order for the Special Meeting to go forward, there must be a quorum. This means that at least one-third of the Fund’s outstanding shares must be represented at the meeting either in person or by proxy. The approval of the Plan by stockholders of the Fund requires the affirmative vote of two-thirds (2/3) of all the votes entitled to be cast on the matter. No stockholder is entitled to cumulative voting or appraisal rights.

     The Requisite Stockholders have informed the Fund that they intend to cast the votes of all of their outstanding shares for the Plan, and as a result, two-thirds (2/3) of the shares entitled to be cast on the matter will be voted affirmatively at the special meeting.

THE FUND

About the Fund and Certain Service Providers

     The Fund is an open-end investment management company organized as a Maryland corporation. The Fund’s primary investment objective historically has been stability through investing primarily in high quality, short-term debt instruments with maturities of less than 397 days, such as commercial paper, U.S. Government obligations, variable rate demand notes, and bank certificates of deposit. The Fund currently is closed to new investors, and no sales of shares will be made to investors. The principal executive offices of the Fund are located at 700 North Water Street, Milwaukee, Wisconsin 53202.

     NCI has served as the Fund's investment adviser since the Fund’s inception. NCI is an independent investment management firm known for its independent research, disciplined valuation process and long-term investment philosophy. Pursuant to an investment advisory agreement with the Fund, NCI provides continuous investment service and is responsible for overall management of the Fund's business affairs, subject to supervision by the Board.

     NCI is the investment adviser to five other mutual funds and to numerous institutions and individuals with substantial investment portfolios. The additional mutual funds it advises are: Nicholas Fund, Inc., Nicholas High Income Fund, Inc., Nicholas II, Inc., Nicholas Limited Edition, Inc. and Nicholas Equity Income Fund, Inc. As of June 30, 2016, NCI had approximately $5.5 billion in assets under management. The principal business address of NCI is 700 North Water Street, Milwaukee, Wisconsin 53202.

     Mr. Jeffrey T. May is the Portfolio Manager of the Fund and is primarily responsible for the day-to-day management of the Fund's portfolio.

THE PLAN OF LIQUIDATION AND DISSOLUTION

Reasons for the Liquidation and Dissolution of the Fund

     On April 29, 2016, the Board, including a majority of the directors who are not “interested persons” of the Fund under the 1940 Act (the “Independent Directors”), considered and concluded that it would be in the best interests of the Fund's stockholders that the Fund be liquidated and dissolved. In reaching its decision, the Board considered information provided by NCI, including:

§	the degree to which NCI is currently subsidizing the Fund’s yield;
§	the Fund’s outflows and expense ratio;
§	the performance of the Fund;

§	the potential profitability to any investment advisor of managing the Fund;
§	the Fund’s total assets;
§	the likelihood that additional sales of the Fund's shares could increase the assets to a more viable level; and
§	effective as of October 31, 2016, the resignation from NCI of the Fund’s portfolio manager.

     After analyzing these and other factors and considering other alternatives to liquidating the Fund, the Board, including all of the Independent Directors, unanimously approved and adopted resolutions declaring that a liquidation and termination of the Fund was in the best interests of the Fund and its stockholders and approved the Plan, the form of which is attached to this Information Statement as Annex A.

Liquidating Distributions

     Stockholders who do not exchange or redeem their shares prior to the Liquidation Date will have the cash proceeds of their account sent to them at their address of record when the liquidation occurs. The proportionate interest of stockholders in the assets of the Fund will be fixed on the basis of their holdings of Fund shares on the Liquidation Date.

     The Fund strongly encourages stockholders who hold Fund shares directly with the Fund in an individual retirement account (“IRA”), Roth IRA, SEP, SARSEP, Coverdell Education Savings Account, custodial accounts, or certain other retirement plan accounts (such accounts, collectively “Qualified Accounts”) to take one of the following actions prior to the Liquidation Date:

§

instruct the Fund to redeem the shares and transfer the proceeds to a qualified account with a different custodian or trustee (this type of transfer is commonly referred to as a “trustee-to- trustee transfer” or “direct transfer”);

§	instruct the Fund to transfer the shares to a qualified account in another mutual fund; or
§	roll over the distribution within 60 days of the date of the distribution to another qualified account.

Description of the Plan and Related Transactions

     The Board has approved the plan and the Requisite Stockholders have indicated their intent to vote all of their shares in favor of the Plan, which is summarized below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached to this Information Statement as Annex A. Stockholders are urged to read the Plan in its entirety.

     Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company. The Effective Date will be on October 10, 2016, at least ten (10) days after this Information Statement is first sent to stockholders and immediately upon receipt of stockholder approval. The Fund will cease to conduct business as soon as reasonably practicable following the Effective Date.

     Payments of Debts; Expenses of the Termination and Liquidation. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents or otherwise provide for, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distribution described below. NCI will bear all of the expenses incurred by the Fund in carrying out the Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of stockholders, whether or not the liquidation contemplated by the Plan is effected.

     Liquidation and Distribution. On the Liquidation Date, the Fund’s assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold. After satisfactory resolution of any claims pending against the Fund and the payment of, or provision for, all of the Fund's expenses, the Fund's remaining assets will be distributed to Fund stockholders on a pro rata basis in liquidation of the Fund. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), the distribution of the Fund's net assets is expected to be made in complete cancellation of all of the Fund's outstanding shares of beneficial interest. The distribution of the Fund's net assets is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any unpaid liabilities and obligations of the Fund. On the Liquidation Date, stockholders who do not exchange or redeem their shares prior to the Liquidation Date will have the cash proceeds of their account sent to them at their address of record when the liquidation occurs.

     Amendments. The Board may authorize variations from, or amendments of, the provisions of this Plan that it deems necessary or appropriate to effect such distributions and the Fund’s liquidation and termination.

     Redemptions. Stockholders may continue to redeem or exchange shares of the Fund up to and including the Liquidation Date, consistent with the Fund’s current prospectus.

Certain Income Tax Consequences

     The following is only a general summary of the United States Federal income tax consequences of the Plan. This summary does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders subject to special treatment under U.S. federal income tax law. Furthermore, this summary does not address state or local tax consequences. Stockholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution, as well as any tax consequences under any applicable state, local or foreign tax law. Please note that this Information Statement was not intended or written to be used and that it cannot be used for the purpose of avoiding federal income tax penalties.

     General. The liquidating distributions received by a stockholder will be treated for Federal income tax purposes as full payment in exchange for the stockholder’s shares. Thus, a stockholder who is a United States resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the stockholder will realize a loss. The stockholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

     Corporate stockholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund will be subject to tax at the same Federal income tax rate as applicable to ordinary income.

     Under certain provisions of the Code, some stockholders may be subject to a 28% withholding tax on the liquidating distribution (“backup withholding”). Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

     IRAs and Other Qualified Accounts. If your Fund shares are held in a Qualified Account, you must reinvest the liquidating distribution(s) you receive through that Qualified Account to avoid possible penalties and adverse tax consequences. In addition, if your Fund shares are held in a Qualified Account and the redemption check is mailed directly to you, the amount you receive may be reduced by any required federal or state income tax withholding. Such a distribution would be taxable as ordinary income to you for federal income tax purposes for the year in which you receive the distribution. In addition, if you have not attained the age of 59 1/2, the distribution generally would be subject to an additional 10% early withdrawal penalty. Nonetheless, in such a situation, a taxable event may be avoided by, on or prior to the Liquidation Date:

§

instructing the Fund to redeem the shares and transfer the proceeds to a qualified account with a different custodian or trustee (this type of transfer is commonly referred to as a “trustee-to-trustee transfer” or “direct transfer”);

§	instructing the Fund to transfer the shares to a qualified account in another mutual fund; or
§	rolling over the distribution within 60 days of the date of the distribution to another qualified account.

     There are many rules governing qualified plans and the transfer and rollover treatment of assets held by a qualified plan. In addition, tax results may vary depending on the status of the owner of the qualified plan. Therefore, owners of Qualified Accounts that will receive liquidating distributions should consult with their own tax advisers for more complete information regarding the tax consequences of liquidating distributions.

     No tax ruling has been or will be requested from the Internal Revenue Service regarding the payment or receipt of a liquidation distribution. The statements above are not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will concur with this summary.

Impact of the Plan on the Fund's Status under the Investment Company Act

     After the Effective Date, the Fund will carry on no business as an investment company except for the purpose of winding up its affairs. As soon as practicable after the final liquidating distribution to Fund stockholders, the Fund will apply for deregistration under the Investment Company Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the Investment Company Act. Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to, and will comply with, the Investment Company Act.

Procedure for Termination and Liquidation of the Fund

     On the Effective Date, the Fund shall cease its operations and thereafter shall not engage in any business activities except for the purposes of managing the sale of securities and the Fund's cash levels. Within a reasonable period after the Effective Date (taking into account market conditions and other relevant factors), the directors and officers of the Fund shall proceed to:

§	wind up the affairs of the Fund;
§	pay or make provision for the payment of the Fund’s debts and liabilities; and
§	reduce the remaining assets of the Fund to distributable form in cash and to distribute the proceeds to or for the account of the stockholders of the Fund.

Board Conclusion and Stockholder Approval

     The Board has concluded that the proposed Plan is advisable and in the best interests of the Fund and its stockholders. The Requisite Stockholders have advised us that they intend to vote all of their shares in favor of the liquidation and dissolution of the Fund in accordance with the Plan.

OWNERSHIP OF SHARES OF BENEFICIAL INTEREST

     As of the Record Date, there were 75,943,450.72 shares of the Fund issued and outstanding. The persons who are the record owners of at least two-thirds (2/3) of the Fund’s outstanding shares as of the Record Date (i.e., the Requisite Stockholders) are set forth below. Except as set forth below, the address of all stockholders is c/o Nicholas Company, Inc. 700 North Water Street, Milwaukee, Wisconsin 53202.

Name and Address of Owner	Number of Shares	Percentage
		Ownership

Principal Stockholders:
Albert and Nancy Nicholas Living Trust	27,769,648.30	36.57%
Nicholas Company, Inc.	6,331,513.30	8.34%
Susan Nicholas Fasciano	5,779,563.91	7.61%

Nicholas Company, Inc. Employees Profit-Sharing Plan and Trust	3,732,129.27	4.91%
Lynn S. Nicholas	3,004,252.67	3.96%
Nicholas Family Trust – Susan Nicholas Fasciano	2,706,420.21	3.56%
Nicholas Family Trust - David O. Nicholas	2,356,406.66	3.10%

Directors and Executive Officers:
David O. Nicholas (1)	7,851,258.57	10.34%
All Executive Officers and Directors as a Group	12,053,229.24	15.87%

(1) Consists of 3,732,129.27 shares of common stock held by the Nicholas Company, Inc. Employees Profit-Sharing Trust. David O. Nicholas serves as the trustee of the Nicholas Company, Inc. Employees Profit-Sharing Trust (the “Trust”). The investment decisions of Trust are made individually by participants in the Trust. David O. Nicholas disclaims beneficial ownership of shares held by the Trust except to the extent of his pecuniary interest therein.

     Because Nancy J. Nicholas is the beneficial owner of more than 25% of the issued and outstanding shares of the Fund, she may be deemed to "control" the Fund, as such term is defined in the 1940 Act. To the knowledge of the Fund, as of the Record Date, no Director owned 1% or more of the Fund's outstanding shares of beneficial interest.

INFORMATION STATEMENT AND STOCKHOLDER REPORT DELIVERY

     The expenses relating to the matter submitted for stockholder approval herein and the expenses of holding the stockholder meeting will be paid by NCI.

     Only one copy of this Information Statement may be mailed to a household, even if more than one person in a household is a Fund stockholder of record. If you would like an additional copy of this Information Statement, please contact us at 1-800-544-6547 or in writing at 700 North Water Street, Suite 1010, Milwaukee, Wisconsin 53202.

     The Fund will furnish, without charge, a copy of its most recent Annual Report and Semiannual Report to any Fund stockholder upon request. To request a free copy of the current Annual/Semiannual Report to Stockholders or other information about the Fund, or to make stockholder inquiries, please write or call: Nicholas Money Market Fund, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, 800-544-6547 (toll-free).

ANNEX A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
NICHOLAS MONEY MARKET FUND, INC.

     This Plan of Liquidation and Dissolution (the “Plan”) of Nicholas Money Market Fund, Inc. (the “Fund”), a corporation organized and existing under the laws of Maryland and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation of the Fund's assets and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation (the “Articles”), By-Laws (the “By-Laws”) and Maryland law.

     1. Approval of Plan and Effective Date. The Fund's Board of Directors on April 29, 2016 approved the Plan, including a majority of the directors who are not “interested persons” (as defined in the Investment Company Act). The Board of Directors determined that the Plan is advisable and in the best interests of the Fund’s stockholders. Pending approval by the Fund’s stockholders by an affirmative vote of two-thirds (2/3) of the votes entitled to be cast by the common stockholders of the Fund, voting as a single class, the Plan shall become effective at least ten (10) days after an Information Statement filed on Schedule 14C is first sent to stockholders and immediately upon receipt of approval of stockholders (the “Effective Date”). On the Effective Date, or as soon as is reasonable and practicable after the Effective Date, the Fund’s investment adviser may engage in such transactions as may be necessary or appropriate to effect the complete liquidation of the Fund (such date, the “Liquidation Date”).

     2. Cessation of Business. On the Effective Date, the Fund shall cease its operations and thereafter shall not engage in any business activities except for the purposes of managing the sale of securities and the Fund's cash levels. On or within a reasonable period after the Effective Date (taking into account market conditions and other relevant factors), the directors and officers of the Fund shall proceed to wind up the affairs of the Fund; to pay or make provision for the payment of the Fund's debts and liabilities; to reduce the remaining assets of the Fund to distributable form in cash and to distribute the proceeds to or for the account of the stockholders of the Fund.

     3. Fixing of Interests and Closing of Books. For purposes of determining the stockholders of the Fund entitled to receive payment of all liquidating distributions (as defined below), the proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Liquidation Date. On the Liquidation Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable and the Fund's common shares will cease to be traded on the Liquidation Date.

     4. Termination of the Fund. The Fund shall be terminated as soon as reasonably practicable after the Effective Date and the completion of the implementation of this Plan, which date of termination of the Fund shall be determined by the President of the Fund or other authorized officer.

     5. Liquidation and Notice of Liquidation of the Fund. On the Liquidation Date, the Fund's investment adviser may engage in such transactions as may be necessary or appropriate to effect the complete liquidation of the Fund.

     6. Payment of Liabilities and Expenses. Within a reasonable period after the Effective Date, the Fund shall determine, and there shall be paid or otherwise provided for, all charges, taxes, expenses, liabilities and reserves, whether due or accrued or anticipated, of the Fund (collectively, “Debts”).

1

     7. Liquidating Distributions. As soon as practicable after the payment or adequate provision for the payment of all of the Fund's Debts as described in Section 6 of the Plan and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection but in no event earlier than ten (10) days after the filing of a Definitive Information Statement with the Securities and Exchange Commission (the "SEC") pursuant to Regulation 14C under the Securities Exchange Act of 1934 relating to the termination and liquidation of the Fund, the directors or officers of the Fund may distribute the remaining fund assets, in cash or in kind or partly in each, among the stockholders according to their respective rights as described below in this Section 7. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), the distribution of the Fund's assets shall be made in complete cancellation of all of the Fund's outstanding shares of beneficial interest. The distribution of the Fund's assets is expected to consist of cash representing all the assets of the Fund, less an estimated amount necessary to discharge any unpaid liabilities and obligations of the Fund. On the Liquidation Date, stockholders who do not exchange or redeem their shares prior to the Liquidation Date will have the cash proceeds of their account sent to them at their address of record when the liquidation occurs.

     8. Deregistration under the Investment Company Act. As soon as practicable, the Fund shall take action to become deregistered as an investment company under the Investment Company Act.

      9. Dissolution under Maryland Law.

At the discretion of the officers of the Fund:

     a. Within the time frame set forth above, the officers shall cause to be filed Articles of Dissolution of Nicholas Money Market Fund, Inc. with the State Department of Assessments and Taxation of Maryland, pursuant to Sections 3-406 and 3-407 of the Maryland General Corporation Law.

     b. Make any other filings or notices that are required under the Maryland General Corporation Law in order for Nicholas Money Market Fund, Inc. to be dissolved.

     10. Additional Tax Matters.

     a. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331 and Section 562(b), to the extent applicable, of the Code.

     b. Within thirty (30) days after the Effective Date or such later date as permitted by applicable law, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

     11. Authority of Officers. The officers of the Fund shall have authority to do or authorize any or all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or advisable to carry out the purposes of this Plan, including preparing and executing documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. Without limiting the generality of the foregoing, the officers and directors are authorized and empowered:

     a. To sell any and all property of the Fund at private or public sales (and if at public sales, then upon such public notices as may be determined to be necessary and appropriate), for such consideration and upon such terms as they may deem proper, and to collect the accounts receivable or to compromise, settle or otherwise convert the same into cash;

     b. To declare to or for the accounts of the stockholders a liquidating distribution or liquidating distributions in kind or in cash;

     c. To execute for or on behalf of the Fund, in its corporate name and under its corporate seal, such contracts of sale, deeds, assignments, bills of sale and other papers as may be necessary, desirable or convenient in connection with the carrying out of this Plan; and

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     d. To pay all costs and expenses, including Debts, fees to directors and officers, taxes and other liabilities incurred by the Fund or by such directors or officers in connection with the carrying out of this Plan.

     12. Amendment of Plan. A majority of the Board of Directors shall have the power to authorize such variations from or amendments of the provisions of this Plan as may be necessary or appropriate to effect the complete liquidation and dissolution of the Fund, and the distribution of assets to stockholders in accordance with the purposes to be accomplished by this Plan. Except as provided in the foregoing sentence, this Plan shall be irrevocable.

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